Exhibit 99.1

PhenixFIN Corporation Announces First Quarter 2026 Financial Results

New York, NY, February 9, 2026 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the first fiscal quarter of 2026.

Highlights

●	First quarter total investment income of $6.7 million; net investment income of $2.1 million

●	Net asset value (NAV) of $155.8 million, or $77.92 per share as of December 31, 2025

●	Weighted average yield was 12.52% on debt and other income producing investments

David Lorber, Chief Executive Officer of the Company, stated:

“During the quarter, we generated solid investment income, supported by a 12.52% weighted average yield on income producing investments. While mark-to-market declines in certain equity positions weighed on results, these reflected company-specific softness despite a generally favorable economic backdrop. With our portfolio focused on U.S. companies, and with policy makers signaling support for domestic growth and a more supportive rate environment, we expect U.S. fundamentals to improve throughout 2026.”

Selected First Quarter 2026 Financial Results for the Quarter Ended December 31, 2025:

Total investment income was $6.7 million of which $6.5 million was attributable to portfolio interest and dividend income and $0.2 million was attributable to fee and other income.

Total net expenses were $4.5 million and total net investment income was $2.1 million.

The Company recorded a net realized gain of $0.7 million and net unrealized loss of $7.2 million.

Portfolio and Investment Activities for the Quarter Ended December 31, 2025:

The fair value of the Company’s investment portfolio totaled $295.6 million and consisted of 33 portfolio companies.

The Company had 1 portfolio company investment on non-accrual status with a fair market value of $0.0 million.

Liquidity and Capital Resources

At December 31, 2025, the Company had $3.4 million in cash and cash equivalents, $57.5 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $90.0 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, increase net investment income, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	December 31, 2025 (Unaudited)	September 30, 2025

Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $138,028,011 and $139,342,491, respectively)	$139,235,510	$145,280,169
Affiliated investments (amortized cost of $37,022,913 and $35,390,223, respectively)	36,675,568	35,381,405
Controlled investments (amortized cost of $149,859,961 and $149,656,451, respectively)	119,728,486	121,610,914
Total Investments at fair value	295,639,564	302,272,488
Cash and cash equivalents	3,406,847	7,289,371
Receivables:
Interest receivable	1,036,662	1,203,404
Other receivable	-	44,971
Dividends receivable	229,046	42,950
Other assets	2,642,679	2,746,775
Deferred tax asset, net	852,570	1,234,847
Deferred financing costs	1,308,020	1,384,767
Due from Affiliate	301,595	572,331
Prepaid share repurchase	42,076	96,342
Receivable for investments sold	1,922,102	21,549
Total Assets	$307,381,161	$316,909,795

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $946,653 and $1,141,393, respectively)	$146,544,966	$148,011,724
Accounts payable and accrued expenses	1,063,658	4,226,889
Other liabilities	2,481,418	2,439,405
Interest and fees payable	1,158,816	1,187,574
Taxes payable	178,690	137,538
Due to Affiliate	132,365	132,365
Total Liabilities	151,559,913	156,135,495

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 1,999,634 and 2,003,769 common shares outstanding, respectively	2,000	2,004
Capital in excess of par value	704,457,776	704,640,648
Total distributable earnings (loss)	(548,638,528)	(543,868,352)
Total Net Assets	155,821,248	160,774,300
Total Liabilities and Net Assets	$307,381,161	$316,909,795

Net Asset Value Per Common Share	$77.92	$80.24

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31,
	2025	2024
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$2,351,244	$2,824,594
Payment in-kind	234,383	354,681
Affiliated investments:
Cash	838,583	-
Payment in-kind	-	-
Controlled investments:
Cash	445,684	588,195
Payment in-kind	-	-
Total interest income	3,869,894	3,767,470
Dividend income
Non-controlled, non-affiliated investments	795,867	596,298
Affiliated investments	-	142,495
Controlled investments	1,751,275	1,399,350
Total dividend income	2,547,142	2,138,143
Interest from cash and cash equivalents	55,366	227,032
Fee income (see Note 9)	187,833	11,064
Other income	-	72,774
Total Investment Income	6,660,235	6,216,483

Expenses:
Interest and financing expenses	2,432,335	2,545,811
Salaries and benefits	969,173	1,028,617
Professional fees, net	389,940	418,013
General and administrative expenses	360,485	221,793
Directors fees	204,000	204,000
Administrator expenses (see Note 6)	102,061	84,355
Insurance expenses	75,634	88,421
Total expenses	4,533,628	4,591,010
Net Investment Income	2,126,607	1,625,473

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	692,220	1,168,670
Affiliated investments	1,384	-
Controlled investments	-	-
Total net realized gains (losses)	693,604	1,168,670
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(4,730,179)	808,538
Affiliated investments	(338,527)	(889,186)
Controlled investments	(2,085,938)	(249,338)
Total net change in unrealized gains (losses)	(7,154,644)	(329,986)
Deferred tax benefit (expense)	(423,429)	-
Loss on Extinguishment of Debt (see Note 5)	(12,314)	-
Total realized and unrealized gains (losses)	(6,896,783)	838,684

Net Increase (Decrease) in Net Assets Resulting from Operations	$(4,770,176)	$2,464,157
Weighted average basic and diluted earnings per common share	$(2.38)	$1.22
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,001,470	2,019,778

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